CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMEMNT, MARKED BY [***], HAS BEEN OMITTED BECAUSE THE INFORMATION IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. Execution Version PURCHASE AND SALE AGREEMENT dated as of September 9, 2022 between ANAPTYSBIO, INC. and DRI HEALTHCARE ACQUISITIONS LP

Execution Version Table of Contents Page ARTICLE I DEFINED TERMS AND RULES OF CONSTRUCTION Section 1.1 Defined Terms ............................................................................................ 1 Section 1.2 Rules of Construction ................................................................................. 5 ARTICLE II PURCHASE AND SALE OF THE PURCHASED ROYALTY INTEREST Section 2.1 Purchase and Sale. ...................................................................................... 6 Section 2.2 Purchase Price ............................................................................................. 7 Section 2.3 No Assumed Obligations ............................................................................ 7 Section 2.4 Excluded Assets .......................................................................................... 8 Section 2.5 Milestone Payments .................................................................................... 8 ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER Section 3.1 Existence; Organization .............................................................................. 8 Section 3.2 No Conflicts ................................................................................................ 9 Section 3.3 Authorization .............................................................................................. 9 Section 3.4 Ownership ................................................................................................... 9 Section 3.5 Governmental and Third Party Authorizations ........................................... 9 Section 3.6 No Litigation ............................................................................................. 10 Section 3.7 No Brokers’ Fees ...................................................................................... 10 Section 3.8 Compliance with Laws ............................................................................. 10 Section 3.9 Intellectual Property Matters ..................................................................... 10 Section 3.10 Settlement Agreement. .............................................................................. 11 Section 3.11 UCC Matters ............................................................................................. 12 Section 3.12 Taxes ......................................................................................................... 12 Section 3.13 Solvency .................................................................................................... 12 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASER Section 4.1 Organization .............................................................................................. 13 Section 4.2 No Conflicts .............................................................................................. 13 Section 4.3 Authorization; Enforceability ................................................................... 13 Section 4.4 Governmental and Third Party Authorizations ......................................... 13 Section 4.5 No Litigation ............................................................................................. 14 Section 4.6 Access to Information ............................................................................... 14 Section 4.7 Funds Available ........................................................................................ 14 Section 4.8 No Implied Representations or Warranties. .............................................. 14

Execution Version ARTICLE V COVENANTS Section 5.1 Public Announcement ............................................................................... 15 Section 5.2 Further Assurances.................................................................................... 15 Section 5.4 Misdirected Payments ............................................................................... 16 Section 5.5 Set-Offs ..................................................................................................... 17 Section 5.6 Maintenance of Settlement Agreement ..................................................... 17 Section 5.7 Enforcement of Settlement Agreement. .................................................... 18 Section 5.8 No Assignment; No Liens ......................................................................... 19 Section 5.9 Audits ........................................................................................................ 19 Section 5.10 Tax Matters. .............................................................................................. 20 Section 5.11 Power of Attorney. .................................................................................... 21 Section 5.12 Change of Name, Jurisdiction, Etc ........................................................... 21 Section 5.13 GSK Directions ......................................................................................... 21 ARTICLE VI THE CLOSING Section 6.1 Closing ...................................................................................................... 21 Section 6.2 Payment of Purchase Price........................................................................ 21 Section 6.3 Closing Deliverables. ................................................................................ 21 ARTICLE VII INDEMNIFICATION Section 7.1 Indemnification by the Seller .................................................................... 22 Section 7.2 Indemnification by the Purchaser ............................................................. 23 Section 7.3 Procedures for Third Party Claims ........................................................... 23 Section 7.4 Other Claims ............................................................................................. 24 Section 7.5 Time Limitations ....................................................................................... 25 Section 7.6 Limitations on Liability ............................................................................ 25 Section 7.7 Exclusive Remedy .................................................................................... 26 ARTICLE VIII CONFIDENTIALITY Section 8.1 Confidentiality .......................................................................................... 26 Section 8.2 Termination of Confidentiality Agreement .............................................. 26 Section 8.3 Required Disclosure .................................................................................. 27 Section 8.4 Permitted Disclosure ................................................................................. 27 ARTICLE IX TERMINATION Section 9.1 Termination of Agreement ........................................................................ 28 Section 9.2 Effect of Termination ................................................................................ 28

Execution Version ARTICLE X MISCELLANEOUS Section 10.1 Specific Performance ................................................................................ 28 Section 10.2 Notices ...................................................................................................... 29 Section 10.3 Successors and Assigns............................................................................. 30 Section 10.4 Independent Nature of Relationship ......................................................... 31 Section 10.5 Entire Agreement ...................................................................................... 31 Section 10.6 Governing Law. ........................................................................................ 31 Section 10.7 Waiver of Jury Trial .................................................................................. 32 Section 10.8 Severability ............................................................................................... 32 Section 10.9 Counterparts .............................................................................................. 33 Section 10.10 Amendments; No Waivers ........................................................................ 33 Section 10.11 Cumulative Remedies ............................................................................... 33 Section 10.12 Table of Contents and Headings ............................................................... 33 Exhibit A Form of Bill of Sale Exhibit B Form of GSK Instruction Exhibit C Purchaser Account Exhibit D Seller Account Exhibit E Intentionally Omitted Exhibit F Settlement Agreement Exhibit G Funds Flow Schedule 1.1 Knowledge Parties

1 PURCHASE AND SALE AGREEMENT This PURCHASE AND SALE AGREEMENT (this “Agreement”) dated as of September 9, 2022 is between AnaptysBio, Inc., a Delaware corporation (the “Seller”), and DRI Healthcare Acquisitions LP, a Delaware limited partnership (the “Purchaser”). The Seller and the Purchaser are referred to herein as the “parties”. W I T N E S S E T H : WHEREAS, pursuant to the Settlement Agreement, GSK agreed to pay to the Seller, and the Seller has the right to receive, the Purchased Royalty Interest; and WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, the Purchased Royalty Interest, upon and subject to the terms and conditions set forth in this Agreement. NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows: ARTICLE I DEFINED TERMS AND RULES OF CONSTRUCTION Section 1.1 Defined Terms. The following terms, as used herein, shall have the following respective meanings: “Affiliate” means, with respect to any designated Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such designated Person. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative to the foregoing. “Agreement” has the meaning set forth in the preamble. “Bill of Sale” means that certain bill of sale, dated as of the Closing Date, executed by the Seller and the Purchaser, substantially in the form attached hereto as Exhibit A. “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York or San Diego, California are authorized or required by applicable Law to remain closed. “Closing” has the meaning set forth in Section 6.1. “Closing Date” has the meaning set forth in Section 6.1.

2 “Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations thereunder. “Disputes” has the meaning set forth in Section 3.9(a). “Excess Amount” has the meaning set forth in Section 5.4(c). “FDA” means the U.S. Food and Drug Administration. “Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority (including supranational authority), commission, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government. “Judgment” means any judgment, order, stipulation, consent order, ruling, injunction, assessment, award, writ or decree. “Knowledge” means, with respect to the Seller, (a) for purposes of ARTICLE III, the actual knowledge, as of the date of this Agreement after internal due inquiry, of any of the officers of the Seller identified on Schedule 1.1, and (b) for all other purposes of this Agreement, the actual knowledge, as of a specified time and without any obligation of inquiry, of any of the officers of the Seller identified on Schedule 1.1 or any successor to any such officer holding the same or substantially similar officer position at such time. “Law” means any law, statute, rule, regulation or ordinance issued or promulgated by a Governmental Authority. “GSK” means, collectively, GlaxoSmithKline LLC, Tesaro, Inc. and Tesaro Development, Ltd., and their respective successors and assigns. “GSK Instruction” means the direction letter to GSK in the form attached hereto as Exhibit B. “Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property or other priority or preferential arrangement of any kind or nature whatsoever. “Loss” means any loss, assessment, award, cause of action, claim, charge, cost, damage, expense (including expenses of investigation and attorneys’ fees), fine, Judgment, liability, obligation, penalty. “Material Adverse Effect” means a material adverse effect on (a) the legality, validity or enforceability of any of the Transaction Documents or the Settlement Agreement, (b) the ability of the Seller to perform its obligations under any of the Transaction Documents, (c) the rights or remedies of the Purchaser under any of the Transaction Documents to which it is a party, (d) the

3 rights of the Seller under the Settlement Agreement that relate to, or involve or otherwise affect, the Purchased Royalty Interest, (d) the timing, amount or duration of the Purchased Royalty Interest or (e) the right of the Purchaser to receive the Purchased Royalty Interest. “Milestone Event” means approval by the FDA following the date hereof of a new drug application (or a supplement or amendment to a new drug application) to market and sell the Royalty Product, whether alone or in combination with another product or active ingredient, for the treatment of endometrial cancer in the United States. “Net Sales” has the meaning ascribed thereto in Section 2.3 of the Settlement Agreement. “Permitted Reduction” means any adjustments, modifications, credits, offsets, reductions or deductions to payments of the Purchased Royalty Interest made pursuant to (a) Section 2.6 (subject to the limitations set forth therein) of the Settlement Agreement, (b) Section 2.8 of the Settlement Agreement (subject to the limitations set forth therein) and (c) Section 2.11 of the Settlement Agreement. “Person” means any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other legal entity, including public bodies, whether acting in an individual, fiduciary or other capacity. “Proceeds” means all amounts actually recovered by the Seller as a result of any settlement or resolution of any actions, suits, proceedings, claims or disputes related to the Purchased Royalty Interest or enforcement of the Settlement Agreement pursuant to this Agreement. “Purchase Price” has the meaning set forth in Section 2.2. “Purchased Royalty Interest” means all of the Seller’s right, title and interest in and to (a) all amounts paid or payable to the Seller by GSK under Section 2.1 of the Settlement Agreement in respect of sales of the Royalty Product made during the period commencing July 1, 2022 and thereafter during the term of this Agreement, (b) all interest payments paid or payable by GSK under Section 2.10 of the Settlement Agreement in respect of the amounts described in clause (a), (c) all amounts paid or payable by GSK under Section 2.11 of the Settlement Agreement in respect of the amounts described in clause (a), and (d) all other amounts paid or payable to the Seller by GSK under the Settlement Agreement in lieu of the amounts described in clause (a). For the avoidance of doubt, the Purchased Royalty Interest shall not include amounts payable to the Seller by GSK under the Collaboration Agreement (as defined in the Settlement Agreement). “Purchaser” has the meaning set forth in the preamble. “Purchaser Account” means the account set forth on Exhibit C or such other account as may be designated by the Purchaser in writing from time to time. “Purchaser Indemnified Party” has the meaning set forth in Section 7.1.

4 “Royalty Product” means the product known as ZEJULA® (niraparib). “Royalty Product Patents” means the patents owned or controlled by GSK or its Affiliates (as defined in the Settlement Agreement) (or their successors or assigns), including those listed in the FDA’s Orange Book (Approved Drug Products with Therapeutic Equivalence Evaluations) covering the composition of matter or method of use of the Royalty Product. “Royalty Reports” means the quarterly royalty reports required to be prepared and delivered by GSK to Seller pursuant to Section 2.9 of the Settlement Agreement. “Seller” has the meaning set forth in the preamble. “Seller Account” means the account set forth on Exhibit D hereto or such other account as may be designated by the Seller in writing from time to time. “Seller Indemnified Party” has the meaning set forth in Section 7.2. “Settlement Agreement” means that certain Confidential Settlement and Modification Agreement, dated October 23, 2020, by and among the Seller and GSK, as amended, supplemented or otherwise modified. “Shortfall Amount” has the meaning set forth in Section 5.4(c). “Solvent” means, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent obligations or contingent liabilities, as applicable, at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability or obligation, as applicable. “Transaction Documents” means this Agreement, the Bill of Sale and the GSK Instruction. “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that, if, with respect to any financing statement or by reason of any provisions of applicable Law, the perfection or the effect of perfection or non-perfection of the back-up security interest or any portion thereof granted pursuant to Section 2.1(b) is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than the State of New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in

5 such other jurisdiction for purposes of the provisions of this Agreement and any financing statement relating to such perfection or effect of perfection or non-perfection. “U.S.” or “United States” means the United States of America, each territory thereof and the District of Columbia. Section 1.2 Rules of Construction. Unless the context otherwise requires, in this Agreement: (a) unless otherwise defined, all terms that are defined in the UCC shall have the meanings stated in the UCC; (b) words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders; (c) the definitions of terms shall apply equally to the singular and plural forms of the terms defined; (d) the terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without limitation”; (e) unless otherwise specified, references to an agreement or other document include references to such agreement or document as from time to time amended, restated, reformed, supplemented or otherwise modified in accordance with the terms thereof (subject to any restrictions on such amendments, restatements, reformations, supplements or modifications set forth herein) and include any annexes, exhibits and schedules attached thereto; (f) references to any Law shall include such Law as from time to time in effect, including any amendment, modification, codification, replacement or reenactment thereof or any substitution therefor; (g) references to any Person shall be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment, transfer or delegation set forth herein or in any of the other Transaction Documents), and any reference to a Person in a particular capacity excludes such Person in other capacities; (h) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (i) the words “hereof”, “herein”, “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof, and Article, Section and Exhibit references herein are references to Articles and Sections of, and Exhibits to, this Agreement unless otherwise specified; (j) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if,”

6 (k) the word “or” is not exclusive and shall mean “and/or”, unless the context otherwise requires; (l) any reference to a Law shall include any rules and regulations promulgated thereunder, and any reference to any Law shall mean such Law as from time to time amended, modified or supplemented; (m) in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”; (n) where any payment is to be made, any funds are to be applied or any calculation is to be made under this Agreement on a day that is not a Business Day, unless this Agreement otherwise provides, such payment shall be made, such funds shall be applied and such calculation shall be made on the succeeding Business Day, and payments shall be adjusted accordingly; (o) references to “$” or otherwise to dollar amounts refer to the lawful currency of the United States; and (p) in determining whether any action by the Seller would constitute “commercially reasonable efforts”, the Seller shall make such determination as if it had not sold the Purchased Royalty Interest to the Purchaser pursuant to this Agreement (such that the Seller had continued to own the Purchased Royalty Interest). ARTICLE II PURCHASE AND SALE OF THE PURCHASED ROYALTY INTEREST Section 2.1 Purchase and Sale. (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, all of the Seller’s right, title and interest in and to the Purchased Royalty Interest, free and clear of any and all Liens, other than those Liens created in favor of the Purchaser by the Transaction Documents. (b) It is the intention of the parties hereto that the sale contemplated by this Agreement be, and is, a true, complete, absolute and irrevocable sale by the Seller to the Purchaser of all of the Seller’s right, title and interest in and to the Purchased Royalty Interest and that such sale shall provide the Purchaser with the full benefits of ownership of the Purchased Royalty Interest from and after the effectiveness of this Agreement. Neither the Seller nor the Purchaser intends the transactions contemplated by this Agreement to be, or for any purpose characterized as, a loan from the Purchaser to the Seller or a pledge, a financing transaction or a borrowing. Each of the Seller and the Purchaser hereby waives, to the maximum extent permitted by applicable Law, any right to contest or otherwise assert that this Agreement does not constitute a true, complete, absolute and irrevocable sale by the Seller to the Purchaser of all of the Seller’s right, title and interest in and to the Purchased Royalty Interest under applicable Law, which waiver

7 shall, to the maximum extent permitted by applicable Law, be enforceable against the Seller in any bankruptcy or insolvency proceeding relating to the Seller. With respect to their respective books and records, each of the Seller and the Purchaser agrees to account for the transaction contemplated in Section 2.1(a) as a true sale as described in this Section 2.1(b). To perfect Purchaser’s purchase of the Purchase Royalty Interest, the Purchaser may file financing statements (and continuation statements with respect to such financing statements when applicable) naming the Seller as the seller or debtor and the Purchaser as the buyer or secured party in respect of the Purchased Royalty Interest. If, notwithstanding the intention of the parties hereto and solely as a precaution, the transactions contemplated by this Agreement and the other Transaction Documents are determined by a court or tribunal of competent jurisdiction not to constitute a true sale of the Purchased Royalty Interest by the Seller to the Purchaser, or if such transactions shall for any reason be found ineffective or unenforceable by any such court or tribunal, then this Agreement shall be deemed to constitute a security agreement under the UCC, Purchaser’s interest in the Purchased Royalty Interest shall constitute a security interest under the UCC, and the Seller shall be deemed to have granted to the Purchaser as of the date of this Agreement, and the Purchaser shall be deemed to have had at all times on and after the date the of this Agreement, a security interest in and to all right, title and interest of the Seller, in, to and under the Purchased Royalty Interest and any “proceeds” (as such term is defined in the UCC) thereof to secure the Seller’s due and timely payment and performance of all of the Seller’s liabilities and obligations to the Purchaser under this Agreement and any of the other Transaction Documents (whether such liabilities and obligations are direct, indirect, absolute, contingent or otherwise), including the payment of amounts to the Purchaser equal to the Purchased Royalty Interest as it becomes due and payable. In furtherance of the foregoing, the Seller hereby authorizes the Purchaser to take such actions as the Purchaser may elect to cause the security interest described above to be perfected, including, without limitation, by filing one or more UCC financing statements (and any amendments thereto from time to time) with respect to such security interest. Section 2.2 Purchase Price. The purchase price to be paid in full consideration for the sale of the Purchased Royalty Interest is the sum of (a) $35,000,000 (the “Purchase Price”), which the Purchaser shall pay to the Seller at the Closing in immediately available funds by wire transfer to the Seller Account and (b) the Milestone Payment, to the extent the Milestone Payment becomes due and payable in accordance with Section 2.5. If any applicable Law (as reasonably determined by the Purchaser in consultation with the Seller) requires the deduction or withholding of any tax by the Purchaser from the Purchase Price or the Milestone Payment, the Purchaser shall use commercially reasonable efforts to give the Seller notice and the opportunity, in good faith, to contest and prevent such withholding and deduction. Any such withheld or deducted amounts shall be treated for all purposes of this Agreement as having been paid to the Seller. Section 2.3 No Assumed Obligations. Notwithstanding any provision in this Agreement or any other writing to the contrary, the Purchaser is purchasing, acquiring and accepting only the Purchased Royalty Interest and is not assuming any liability or obligation of the Seller or any of the Seller’s Affiliates of whatever nature, whether presently in existence or arising or asserted hereafter (including any liability or obligation of the Seller under the Settlement Agreement). All such liabilities and obligations shall be retained by and remain liabilities and obligations of the Seller or the Seller’s Affiliates, as the case may be.

8 Section 2.4 Excluded Assets. The Purchaser does not, by purchase, acquisition or acceptance of the right, title or interest granted hereunder or otherwise pursuant to any of the Transaction Documents, purchase, acquire or accept any assets or contract rights of the Seller, including under the Settlement Agreement, other than the Purchased Royalty Interest as set forth in Section 2.1(a). Section 2.5 Milestone Payments. If the Milestone Event occurs on or prior to December 31, 2025, the Seller shall deliver written notice thereof to the Purchaser together with reasonable supporting evidence thereof consisting of a public press release issued by GSK or the FDA with respect to achievement of the Milestone Event or the public posting of an updated drug label reflecting achievement of the Milestone Event on the website of the FDA at https://www.fda.gov. The Purchaser shall pay $10,000,000 (the “Milestone Payment”) to the Seller within ten (10) Business Days following delivery of such written notice to the Purchaser in immediately available funds by wire transfer to the Seller Account. For the avoidance of doubt, if the Milestone Event occurs on or after January 1, 2026, the Milestone Payment shall not be payable to the Seller. ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER The Seller hereby represents and warrants to the Purchaser as of the date hereof as follows: Section 3.1 Existence; Organization. The Seller is a corporation duly organized, validly existing and in good standing under the Laws of Delaware. The Seller possesses all licenses, permits, franchises, authorizations, consents and approvals of all Governmental Authorities required to own its property and conduct its business as presently conducted, except where the failure to possess such license, permit, franchise, authorization, consent or approval has not and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Section 3.2 No Conflicts. The execution, delivery and performance by Seller of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby do not constitute a breach of or default under any provision of (a) the organizational documents of the Seller, (b) any Law or Judgment applicable to the Seller, (c) the Settlement Agreement or (d) any contract (other than the Settlement Agreement) to which the Seller is a party or by which the Seller is bound, except, in the case of clauses (b) and (d), for such breaches or defaults that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Section 3.3 Authorization; Enforceability. The Seller has all necessary corporate power and authority to execute, deliver and perform the Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by the Seller. Each of the Transaction Documents has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of

9 the Seller, enforceable against the Seller in accordance with its terms, except as may be limited by general principles of equity (regardless of whether considered in a proceeding at Law or in equity) and by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally, general equitable principles and principles of public policy. Section 3.4 Ownership. The Seller has good and valid title to the Purchased Royalty Interest, free and clear of all Liens (other than those contemplated to be granted by the Seller to the Purchaser in respect of the Purchased Royalty Interest pursuant to Section 2.1(b)) and is exclusively entitled to the payments that comprise the Purchased Royalty Interest. There has not been any set-off, downward adjustment, credit, reduction or deduction to, or failure to pay, any portion of the Purchased Royalty Interest (other than a Permitted Reduction) by GSK. Upon payment of the Purchase Price by the Purchaser, the Purchaser will have acquired, subject to the terms and conditions set forth in this Agreement, good and valid title to the Purchased Royalty Interest, free and clear of all Liens. Upon the filing of the financing statement referred to in the last sentence of Section 2.1(b) with the Secretary of State of the State of Delaware and to the extent that, despite the intent of the parties hereto, the sale, transfer, assignment and conveyance of the Purchased Royalty Interest by the Seller to the Purchaser pursuant to this Agreement is hereafter held not to be a sale, the Purchaser will have a valid and perfected first priority security interest in and to the Purchased Royalty Interest. Section 3.5 Governmental and Third Party Authorizations. The execution, delivery and performance by the Seller of the Transaction Documents, the consummation of any of the transactions contemplated hereby and thereby do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by or filing with any Governmental Authority or any other Person, except for (a) a Current Report on Form 8-K by the Seller with the U.S. Securities and Exchange Commission and (b) the UCC financing statements contemplated by Section 2.1(b). Section 3.6 No Litigation. No action, suit, proceeding or investigation before any Governmental Authority, court or arbitrator is pending, or, to the Knowledge of the Seller, threatened, against the Seller (i) by GSK, (ii) challenging the validity or enforceability of the Settlement Agreement, (iii) relating to the Royalty Product, the Royalty Product Patents or the Purchased Royalty Interest, or (iv) relating to any other matter that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. Section 3.7 No Brokers’ Fees. There is no investment banker, broker, finder, financial advisor or other Person who has been retained by or is authorized to act on behalf of the Seller who is entitled to any fee or commission from the Purchaser in connection with the transactions contemplated by this Agreement, including any fee or commission payable on the Purchased Royalty Interest. Section 3.8 Compliance with Laws. The Seller (a) has not violated, is not in violation of, has not been given any notice of Seller’s violation of, and, to the Knowledge of the Seller, is not under investigation with respect to, nor has it been threatened to be charged with, any violation of, any applicable Law or any Judgment, order, writ, decree, injunction, stipulation, consent order,

10 permit or license granted, issued or entered by any Governmental Authority and (b) other than the Dismissal of Claims, is not subject to any Judgment, order, writ, decree, injunction, stipulation or consent order issued or entered by any Governmental Authority; in each case of clauses (a) and (b), that involves the Royalty Product, the Royalty Product Patents or the Purchased Royalty Interest. Section 3.9 Intellectual Property Matters. (a) To the Knowledge of the Seller, there is no pending or threatened opposition, interference, reexamination, injunction, claim, suit, action, citation, summon, subpoena, hearing, inquiry, investigation (by the International Trade Commission or otherwise), complaint, arbitration, mediation, demand, decree or other dispute, disagreement, proceeding or claim (collectively, “Disputes”) challenging the validity, enforceability or ownership of any of the Royalty Product Patents. To the Knowledge of the Seller, none of the Royalty Product Patents are subject to any outstanding injunction, Judgment, order, decree, ruling, settlement or other final disposition of a Dispute. (b) To the Knowledge of the Seller, there is no pending or threatened action, suit or proceeding that claims that the manufacture, use, marketing, sale, offer for sale, importation or distribution of the Royalty Product does or will infringe on any patent or other intellectual property rights of any other Person or constitute misappropriation of any other Person’s trade secrets or other intellectual property rights. To the Knowledge of the Seller, the manufacture, use, marketing, sale, offer for sale, importation or distribution of the Royalty Product by GSK does not and will not constitute an infringement of any valid patent or other intellectual property rights of any other Person or constitute misappropriation of any other Person’s trade secrets or other intellectual property rights. Section 3.10 Settlement Agreement. (a) A true, correct and complete copy of the Settlement Agreement is attached hereto as Exhibit F. The Seller has delivered to the Purchaser true, correct and complete copies of all Royalty Reports provided by GSK to the Seller as of the date hereof pursuant to Section 2.9 of the Settlement Agreement. (b) Other than the Settlement Agreement, there is no contract, agreement or other arrangement (whether written or oral) between the Seller, on the one hand, and GSK, on the other hand, (i) that involves the Royalty Product, the Royalty Product Patents or the Purchased Royalty Interest or (ii) for which breach thereof, nonperformance thereof, cancellation thereof or failure to renew would reasonably be expected to (x) reduce, other than as a result of common law set-off, the amount of the Purchased Royalty Interest payable to the Seller under the Settlement Agreement or (y) have a Material Adverse Effect. Other than the Settlement Agreement, there is no contract, agreement or other arrangement (whether written or oral) to which the Seller is a party that would reasonably be expected (i) reduce or limit the amount of the Purchased Royalty Interest payable to the Seller under the Settlement Agreement or (ii)

11 conflict with or otherwise adversely impact the validity and enforceability of the Settlement Agreement or the rights of the Seller thereunder. (c) The Settlement Agreement is in full force and effect and is the legal, valid and binding obligation of the Seller and, to the Knowledge of the Seller, GSK, enforceable against the Seller and, to the Knowledge of the Seller, GSK in accordance with its terms, except as may be limited by general principles of equity (regardless of whether considered in a proceeding at Law or in equity) and by applicable bankruptcy, insolvency, moratorium and other similar Laws of general application relating to or affecting creditors’ rights generally. The Seller has not received any written notice from GSK challenging the validity or enforceability of, or alleging any dispute with respect to, the Settlement Agreement, the obligation of GSK to pay the Purchased Royalty Interest thereunder or the Royalty Product Patents. The Purchased Royalty Interest is not subject to any right of offset or similar limitation in favor of GSK other than as set forth in the Settlement Agreement and pursuant to common law right of set-off. (d) The Seller has not breached, violated or defaulted, nor is it in breach or violation of or in default, under the Settlement Agreement, and, to the Knowledge of Seller, GSK has not breached, violated or defaulted, nor is it in breach or violation of or in default, under the Settlement Agreement. (e) The Seller has not granted any written waiver under the Settlement Agreement or released GSK, in whole or in part, from any of its obligations under the Settlement Agreement. The Seller has not received from GSK any written proposal, and has not made any written proposal to GSK, to amend or waive any provision of the Settlement Agreement. (f) To the Knowledge of the Seller, no event has occurred that would give the Seller or GSK the right to terminate the Settlement Agreement or cease paying the Purchased Royalty Interest. The Seller has not received any written notice of an intention by GSK to terminate or breach the Settlement Agreement, in whole or in part, or challenging the validity or enforceability of the Settlement Agreement or the obligation to pay the Purchased Royalty Interest thereunder, or that the Seller or GSK is in default of its obligations under the Settlement Agreement. To the Knowledge of Seller, GSK has not committed any default, violation or breach under or of the Settlement Agreement. The Seller has not delivered any written notice of an intention by the Seller to terminate or breach the Settlement Agreement, in whole or in part, or challenging the validity or enforceability of or alleging any dispute with respect to the Settlement Agreement, or that the Seller or GSK is in default of its obligations under the Settlement Agreement. The Seller has no intention of terminating the Settlement Agreement and has not given GSK any notice of termination of the Settlement Agreement, in whole or in part. (g) The Seller has not exercised its rights to conduct an audit under Section 2.11 of the Settlement Agreement. (h) To the Knowledge of the Seller, the Seller has received all amounts owed to it under the Settlement Agreement, to the extent such amounts have come due.

12 (i) The Action (as defined in the Settlement Agreement) and the claims made therein were fully settled by the Settlement Agreement. The Action (as defined in the Settlement Agreement) was dismissed with prejudice on October 26, 2020. A true, correct and complete copy of such dismissal (the “Dismissal of Claims”) has been provided by the Seller to the Purchaser. Section 3.11 UCC Matters. The Seller’s exact legal name is, and for the ten (10) years immediately preceding the Closing Date has at all times been, “AnaptysBio, Inc.”. The Seller’s principal place of business is, and for the ten (10) years immediately preceding the Closing Date has at all times been, located in the State of California. The Seller’s address is 10770 Wateridge Circle, Suite 210, San Diego, CA 92121. The Seller’s jurisdiction of organization is, and for the ten (10) years immediately preceding the Closing Date has at all times been, the State of Delaware. Section 3.12 Taxes. No deduction or withholding for or on account of any tax has been made from any payment by GSK to the Seller under the Settlement Agreement. Section 3.13 Solvency. The Seller is, individually and together with its subsidiaries on a consolidated basis, Solvent. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASER The Purchaser hereby represents and warrants to the Seller as of the date hereof as follows: Section 4.1 Organization. The Purchaser is a limited partnership duly organized, validly existing and in good standing under the Laws of Delaware and has all powers and authority, and all licenses, permits, franchises, authorizations, consents and approvals of all Governmental Authorities, required to own its property and conduct its business as presently conducted. Section 4.2 No Conflicts. None of the execution and delivery by the Purchaser of any of the Transaction Documents to which the Purchaser is party, the performance by the Purchaser of the obligations contemplated hereby or thereby or the consummation of the transactions contemplated hereby or thereby will contravene, conflict with, result in a breach, violation, cancellation or termination of, constitute a default (with or without notice or lapse of time, or both) under, require prepayment under, give any Person the right to exercise any remedy or obtain any additional rights under, or accelerate the maturity or performance of or payment under, in any respect, (i) any applicable Law or any Judgment, permit or license of any Governmental Authority to which the Purchaser or any of its assets or properties may be subject or bound, (ii) any term or provision of any contract, agreement, indenture, lease, license, deed, commitment, obligation or instrument to which the Purchaser is a party or by which the Purchaser or any of its assets or properties is bound or committed or (iii) any term or provision of any of the organizational documents of the Purchaser. Section 4.3 Authorization; Enforceability. The Purchaser has all powers and authority to execute and deliver, and perform its obligations under, the Transaction Documents to which it is party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of each of the Transaction Documents to which the Purchaser is party and the performance

13 by the Purchaser of its obligations hereunder and thereunder have been duly authorized by the Purchaser. Each of the Transaction Documents to which the Purchaser is party has been duly executed and delivered by the Purchaser. Each of the Transaction Documents to which the Purchaser is party constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar applicable Laws affecting creditors’ rights generally, general equitable principles and principles of public policy. Section 4.4 Governmental and Third Party Authorizations. The execution and delivery by the Purchaser of the Transaction Documents to which the Purchaser is party, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation of any of the transactions contemplated hereunder and thereunder do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by or filing with any Governmental Authority or any other Person, except as described in Section 3.5. Section 4.5 No Litigation. There is no (a) action, suit, arbitration proceeding, claim, demand, citation, summons, subpoena, investigation or other proceeding (whether civil, criminal, administrative, regulatory, investigative or informal) pending or, to the knowledge of the Purchaser, threatened by or against the Purchaser, at Law or in equity, or (b) inquiry or investigation (whether civil, criminal, administrative, regulatory, investigative or informal) by or before a Governmental Authority pending or, to the knowledge of the Purchaser, threatened against the Purchaser, that, in each case, challenges or seeks to prevent or delay the consummation of any of the transactions contemplated by any of the Transaction Documents to which the Purchaser is party. Section 4.6 Access to Information. The Purchaser acknowledges that it has reviewed the Settlement Agreement and such other documents and information relating to, and has had the opportunity to ask such questions of, and to receive answers from, representatives of the Seller concerning, the Royalty Product, the Settlement Agreement, the Purchased Royalty Interest, the relationship between the Seller and GSK, and any other matter relating thereto, in each case, as it deemed necessary to make an informed decision to purchase, acquire and accept the Purchased Royalty Interest in accordance with the terms of this Agreement. Except as specifically set forth in this Article IV, the Purchaser acknowledges and agrees that the Seller makes no representation nor extends any warranty, whether express or implied, with respect to the Royalty Product, the Settlement Agreement, the Purchased Royalty Interest, the relationship between the Seller and GSK, future Net Sales of the Royalty Product or any other matter relating thereto. The Purchaser has such knowledge, sophistication and experience in financial and business matters that it is capable of evaluating the risks and merits of purchasing, acquiring and accepting the Purchased Royalty Interest in accordance with the terms of this Agreement. Section 4.7 Funds Available. The Purchaser has sufficient cash on hand to satisfy its obligation to pay the Purchase Price at the Closing and its obligation to pay the Milestone Payment if and as the Milestone Payment becomes payable in accordance with Section 2.5. The Purchaser acknowledges and agrees that its obligations under this Agreement are not contingent on obtaining financing.

14 Section 4.8 No Implied Representations or Warranties. THE PURCHASER ACKNOWLEDGES AND AGREES THAT, OTHER THAN THE EXPRESS REPRESENTATIONS AND WARRANTIES OF THE SELLER SPECIFICALLY CONTAINED IN ARTICLE III, THERE ARE NO REPRESENTATIONS OR WARRANTIES OF SELLER EITHER EXPRESSED OR IMPLIED, AND THAT PURCHASER DOES NOT RELY ON, AND SHALL HAVE NO REMEDIES IN RESPECT OF, ANY REPRESENTATION OR WARRANTY NOT SPECIFICALLY SET FORTH IN ARTICLE III, AND ALL OTHER REPRESENTATIONS AND WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. FOR THE AVOIDANCE OF DOUBT, THE FOREGOING SENTENCE SHALL NOT LIMIT OR ELIMINATE OR WAIVE THE PURCHASER’S RIGHT TO INDEMNIFICATION SET FORTH IN ARTICLE VII. ARTICLE V COVENANTS Section 5.1 Public Announcement. Except (a) for a press release previously approved in form and substance by the Seller and the Purchaser or any other public announcement using substantially the same text as such press release and (b) any disclosure required by applicable Law, by the rules and regulations of any securities exchange or market on which any security of such party hereto may be listed or traded or by any Governmental Authority of competent jurisdiction, neither the Purchaser nor the Seller shall, and each party hereto shall cause its Affiliates not to, without the prior written consent of the other party hereto (which consent shall not be unreasonably withheld, delayed or conditioned), issue any press release or make any other public disclosure with respect to this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby. The Purchaser acknowledges that it will be necessary for the Seller to file this Agreement with the SEC and to make other public disclosures regarding the terms of this Agreement and payments made under this Agreement in its reports filed with the SEC, and the Seller agrees that it will provide the Purchaser a reasonable opportunity to review and comment on any proposed redactions to the copy of this Agreement filed with the SEC as well as on such other public disclosures and will consider such comments in good faith, provided that the Seller shall not be required to provide the Purchaser (i) any other part of an annual, periodic, or current report or financial statement or (ii) the opportunity to review and comment on any disclosure substantively identical to any disclosure previously reviewed and commented upon by the Purchaser. Section 5.2 Further Assurances. Subject to the terms and conditions of this Agreement, each party hereto shall execute and deliver such other documents, certificates, instruments, agreements and other writings, take such other actions and perform such additional acts under applicable Law as may be reasonably requested by the other party hereto and necessary or reasonably desirable to implement expeditiously the transactions contemplated by, and to carry out the purposes and intent of the provisions of, this Agreement and the other Transaction Documents, including to (i) perfect the sale, contribution, assignment, transfer, conveyance and granting of the Purchased Royalty Interest to the Purchaser pursuant to this Agreement, (ii) perfect, protect, more fully evidence, vest and maintain in the Purchaser good, valid and marketable rights and interests in and to the Purchased Royalty Interest free and clear of all Liens (other than those

15 Liens created in favor of the Purchaser by the Transaction Documents) and (iii) create, evidence and perfect the Purchaser’s back-up security interest granted pursuant to Section 2.1(b). Section 5.3 Royalty Reports; Notices and Communications from GSK. Promptly (and in any event no later than five (5) Business Days) following the receipt by the Seller from GSK of (a) a Royalty Report or (b) any material written notice delivered to the Seller by GSK or any other Person (subject to any obligations of confidentiality owed by the Seller to such other Person) that relates to the Purchased Royalty Interest, the Royalty Product or the Royalty Product Patents, the Seller shall deliver a copy of the same to the Purchaser. The Seller shall, promptly (and in any event no later than five (5) Business Days) following the delivery thereof by the Seller to GSK or any other Person (subject to any obligations of confidentiality owed by the Seller to such other Person), furnish a copy of any material written notice or material written correspondence sent by the Seller to GSK or such other Person relating to the Purchased Royalty Interest, the Royalty Product or the Royalty Product Patents. Section 5.4 Misdirected Payments. (a) Notwithstanding the terms of the GSK Instruction, commencing upon the Closing and at all times thereafter during the term of this Agreement, if any portion of the Purchased Royalty Interest is paid to the Seller, then (i) the Seller shall hold such amount in trust for the benefit of the Purchaser in a segregated account, (ii) the Seller shall have no right, title or interest whatsoever in such amount and shall not create or suffer to exist any Lien thereon and (iii) the Seller promptly, and in any event no later than five (5) Business Days following the receipt by the Seller of such amount, shall remit such amount in full, subject to Section 5.10(c), to the Purchaser Account. The Seller shall notify the Purchaser of such wire transfer and provide reasonable details regarding the Purchased Royalty Interest payment so received by the Seller. (b) Notwithstanding the terms of the GSK Instruction, commencing upon the Closing and at all times thereafter, if any amount due under the Settlement Agreement that does not constitute the Purchased Royalty Interest or any amount due under the Collaboration Agreement is paid to the Purchaser, then (i) the Purchaser shall hold such amount in trust for the benefit of the Seller in a segregated account, (ii) the Purchaser shall have no right, title or interest whatsoever in such amount and shall not create or suffer to exist any Lien thereon and (iii) the Purchaser promptly, and in any event no later than five (5) Business Days following the receipt by the Purchaser of such amount, shall remit such amount in full to the Seller Account. The Purchaser shall notify the Seller of such wire transfer and provide reasonable details regarding the erroneous payment so received by the Purchaser. (c) If the Purchased Royalty Interest paid for any period commencing on July 1, 2022 or later is reduced (other than as a result of a Permitted Reduction) by GSK due to an overestimate by GSK of Net Sales for any period prior to July 1, 2022 to less than the amount that would have been received by the Purchaser had such overestimate not occurred (the amount of such reduction in the Purchased Royalty Interest, the “Shortfall Amount”), then the Seller shall promptly pay the Purchaser the Shortfall Amount. If the Purchased Royalty Interest paid for any period commencing on July 1, 2022 or later is increased by GSK due to an underestimate by GSK

16 of Net Sales for any period prior to July 1, 2022 to more than the amount that would have been received by the Purchaser had such underpayment underestimate not occurred (the amount of such increase in the Purchased Royalty Interest, the “Excess Amount”), then the Purchaser shall promptly pay the Seller the Excess Amount. (d) A late fee of two percent (2%) above the prime rate published by The Wall Street Journal from time to time as the prime rate shall accrue on all unpaid amounts on an annualized basis with respect to any sum payable under Section 5.4(a) or Section 5.4(b) beginning ten (10) Business Days after the Seller, in the case of Section 5.4(a), or the Purchaser, in the case of Section 5.4(b), receives such erroneous payment. Section 5.5 Set-Offs. If GSK exercises any contractual, statutory or common law right of set-off or other right of set-off at Law (which in each case, for the avoidance of doubt, shall not include any Permitted Reduction) against any payment of the Purchased Royalty Interest, such set- off shall not reduce any payment of the Purchased Royalty Interest otherwise payable to the Purchaser, and if such set-off reduces any payment of the Purchased Royalty Interest to less than the full amount of the Purchased Royalty Interest, then the Seller shall promptly (and in any event within ten (10) Business Days following the payment of the Purchased Royalty Interest affected by such set-off) make a true-up payment to the Purchaser such that the Purchaser receives the full amount of such Purchased Royalty Interest payment that would have been payable to the Purchaser had such set-off not occurred. For all purposes hereunder, any true-up payment made pursuant to this Section 5.5 will be treated as paid with respect to the Purchased Royalty Interest for U.S. federal income tax purposes to the fullest extent permitted by applicable Law. Section 5.6 Maintenance of Settlement Agreement. (a) The Seller shall perform and comply with all of its obligations under the Settlement Agreement, and shall not take any action or forego any action that would reasonably be expected to constitute a breach of or default under any provision of the Settlement Agreement or that would reasonably be expected to result in a Material Adverse Effect. The Seller shall not amend, modify, supplement, restate, waive, assign, transfer, delegate, cancel or terminate (or consent to any cancellation, termination, assignment, transfer or delegation of), in whole or in part, any provision of or right under the Settlement Agreement or the Collaboration Agreement (as defined in the Settlement Agreement) that relates to the Purchased Royalty Interest or that would reasonably be expected to result in a Material Adverse Effect without the prior written consent of the Purchaser, provided that the assignment of the Settlement Agreement in its entirety to any third party that acquires all or substantially all of the Seller’s business, whether by merger, sale of assets or otherwise, shall not require the prior written consent of the Purchaser so long as such assignment of the Settlement Agreement is made together with an assignment of this Agreement permitted by Section 10.3 hereof. Subject to the foregoing, promptly, and in any event within five (5) Business Days, (i) following receipt by the Seller of any proposed amendment, modification, supplement, restatement, waiver, cancellation or termination of the Settlement Agreement or Collaboration Agreement to which the Purchaser’s consent is required pursuant to the foregoing sentence, the Seller shall furnish a copy of the same to the Purchaser, (ii) following receipt by the Seller of any final amendment, modification, supplement, restatement, waiver, cancellation or termination of

17 the Settlement Agreement, the Seller shall furnish a copy of the same to the Purchaser and (iii) following receipt by the Seller of any final amendment, modification, supplement, restatement, waiver, cancellation or termination of the Collaboration Agreement to which the Purchaser’s consent is required pursuant to the foregoing sentence, the Seller shall furnish a copy of the same to the Purchaser. (b) The Seller shall not terminate or agree with GSK to terminate, or take any action that would reasonably be expected to give GSK the right to terminate, the Settlement Agreement. (c) The Seller shall not, without the prior written consent of the Purchaser, grant or withhold any consent, exercise or waive any right, obligation or option or fail to exercise any right or option in respect of, affecting or relating to the Purchased Royalty Interest. The Seller shall not forgive, waive, release or compromise any portion of the Purchased Royalty Interest payable under the Settlement Agreement. (d) Within five (5) Business Days after receiving notice from GSK alleging any breach of or default under or termination of the Settlement Agreement by the Seller (including any threat of litigation, demand, proceeding, or other action), the Seller shall give written notice thereof to the Purchaser. Such notice shall (i) describe in reasonable detail such breach, default or termination event, and (ii) include a copy of any written notice received from GSK. The Seller shall use its commercially reasonable efforts to promptly cure any such breach or default by it under the Settlement Agreement and, in any case, shall give written notice to the Purchaser upon curing such breach or default. In connection with any dispute regarding an alleged breach or default that is solely related to the Purchased Royalty Interest or would reasonably be expected to have a Material Adverse Effect, the Seller shall employ such counsel, reasonably acceptable to the Seller, as the Purchaser may select. The Seller shall not waive any obligation of, or grant any consent to, GSK under, in respect of or related to the Purchased Royalty Interest without the prior written consent of the Purchaser. Section 5.7 Enforcement of Settlement Agreement. (a) Promptly (but in any event within five (5) Business Days) after the Seller obtains Knowledge of any breach of or default under the Settlement Agreement related to the Purchased Royalty Interest, the Royalty Product or the Royalty Product Patents by GSK or of the existence of any facts, circumstances or events that, alone or together with other facts, circumstances or events, would reasonably be expected (with or without the giving of notice or passage of time, or both) to give rise to any such breach or default, the Seller shall promptly, but in any event within five (5) Business Days after the Seller obtains such Knowledge, give written notice to the Purchaser describing in reasonable detail the relevant breach or default. The Seller shall keep the Purchaser reasonably updated as to any material developments relating to any such breach or default. In the case of any such breach or default, the Seller shall, at the Purchaser’s reasonable direction and at the Purchaser’s expense, use commercially reasonable efforts to promptly and fully enforce the Seller’s rights and remedies (whether under the Settlement Agreement or by operation of Law) and GSK’s obligations under the Settlement Agreement,

18 including, if reasonably requested by the Purchaser, instituting formal legal proceedings against GSK using counsel reasonably acceptable to the Purchaser. (b) The Purchaser shall reimburse the Seller for all reasonable out-of-pocket costs and expenses (including the out-of-pocket fees and expenses of the Seller’s counsel) incurred by the Seller, as such costs and expenses are incurred, in connection with any actions taken or exercise of rights and remedies by the Seller at the direction of the Purchaser pursuant to Section 5.7(a). (c) All Proceeds resulting from any enforcement of GSK’s obligations under the Settlement Agreement shall be applied (i) first to reimburse the Seller for any expenses incurred by it in connection with such enforcement to the extent not previously reimbursed to it by the Purchaser in accordance with Section 5.7(b) and (ii) second, if such enforcement was undertaken at the direction of Purchaser pursuant to Section 5.7(a), to the Purchaser for any expenses incurred by it in connection with such enforcement. The remainder of such Proceeds that are in respect of the Purchased Royalty Interest shall be allocated to the Purchaser, with any remaining Proceeds allocated to the Seller. The Seller hereby assigns and, if not presently assignable, agrees to assign to the Purchaser the amount of Proceeds due to the Purchaser in accordance with this Section 5.7(c). For the avoidance of doubt, if such Proceeds are in respect of an unpaid portion of the Purchased Royalty, and the amount of Proceeds remaining after application of the first sentence of this Section 5.7(c) is less than such unpaid portion of the Purchased Royalty, the Seller shall have no obligation to reimburse or make whole the Purchaser for such differential amount. Section 5.8 No Assignment; No Liens. The Seller shall not dispose of, assign or otherwise transfer, or grant, incur or suffer to exist any Lien on the Purchased Royalty Interest; provided, however, that if, notwithstanding the intention of the parties hereto, the transactions contemplated by this Agreement and the other Transaction Documents are determined by a court or tribunal of competent jurisdiction not to constitute a true sale of the Purchased Royalty Interest by the Seller to the Purchaser, then the foregoing provision shall not prohibit the Seller from assigning any rights it has in respect of the Purchased Royalty Interest in connection with a permitted assignment of this Agreement by the Seller in accordance with the provisions of Section 10.3 to any other Person with which the Seller may merge or consolidate or to which the Seller may sell all or substantially all of its assets. Section 5.9 Audits. If requested in writing by the Purchaser, the Seller shall, to the extent permitted by Section 2.11 of the Settlement Agreement, provide written notice to GSK to cause an inspection or audit in respect of payments of the Purchased Royalty Interest under the Settlement Agreement. All of the expenses of any such inspection or audit requested by the Purchaser that would otherwise be borne by the Seller pursuant to the Settlement Agreement shall instead be borne by the Purchaser, including such fees and expenses of any public accounting firm engaged by Seller in connection with such an inspection or audit, together with Seller’s reasonable out-of-pocket costs incurred in connection with such inspection or audit. With respect to any inspection or audit requested by the Purchaser, the Seller shall select such public accounting firm as the Purchaser shall recommend for such purpose. The Seller will furnish to the Purchaser a true, correct and complete copy of any inspection or audit report prepared in connection with such an inspection or audit. If, following the completion of such inspection or audit, the Seller is

19 required to reimburse GSK for overpayment of the Purchased Royalty Interest, then Purchaser shall promptly upon request (and in any event within ten (10) Business Days following such request) reimburse the portion of such overpaid amount that was paid to the Purchaser to Seller or, at Seller’s request, to GSK on behalf of Seller. If, following the completion of such inspection or audit conducted at the request of the Purchaser, GSK is required to reimburse Seller for the cost of such audit or inspection as required by Section 2.11 of the Settlement Agreement, then Seller shall promptly upon receipt of such reimbursement (and in any event within five (5) Business Days following such receipt) pay to the Purchaser the full amount of such reimbursement that was paid to the Seller. The Seller shall not initiate any inspection or audit under Section 2.11 of the Settlement Agreement in respect of payments of the Purchased Royalty Interest without the prior written consent of the Purchaser. Section 5.10 Tax Matters. (a) Notwithstanding the accounting treatment therefor and unless otherwise required by applicable Law, for all U.S. federal and applicable state and local tax purposes, the Seller and the Purchaser shall treat (i) the Purchaser’s payment of the Purchase Price (pursuant to Section 2.2) and the Purchaser’s payment of the Milestone Payment (pursuant to Section 2.5) as received by the Seller in a taxable transaction and (ii) Purchaser as the recipient of the payments made with respect to the Purchased Royalty Interest. If there is an inquiry by any Governmental Authority of the Seller or the Purchaser related to this Section 5.10, the Parties shall cooperate with each other in responding to such inquiry in a commercially reasonable manner consistent with this Section 5.10. (b) On or prior to the Closing Date, the Purchaser shall deliver to the Seller a duly completed and valid IRS Form W-8BEN-E certifying that the Purchaser is exempt from U.S. federal withholding tax in respect of all payments in accordance with this Agreement under an applicable United States income tax treaty. (c) All payments to the Purchaser under the Transaction Documents shall be made without any deduction or withholding by the Seller for or on account of any tax, unless required by applicable Law. If any applicable Law (as reasonably determined by the Seller after consultation with the Purchaser) requires the deduction or withholding of any tax by the Seller or GSK, then the Seller or GSK shall be entitled to make such deduction or withholding in accordance with applicable Law; provided that the Seller shall use commercially reasonable efforts to give the Purchaser notice and the opportunity, in good faith, to contest and prevent such withholding and deduction. The Seller shall use commercially reasonable efforts to give or cause to be given to the Purchaser such assistance and such information concerning the reasons for withholding or deduction (including, in reasonable detail, the method of calculation for the deduction or withholding thereof) as may be reasonably requested by the Purchaser and at the Purchaser’s expense to enable the Purchaser to claim exemption therefrom, or credit therefor, or relief (whether at source or by reclaim) therefrom, and, in each case, shall furnish the Purchaser, with proper evidence of the taxes withheld and deducted and remitted to the relevant taxing authority. Any such withheld amounts shall be treated for all purposes of the Transaction Documents as having been paid to the Purchaser. Purchaser shall indemnify the Seller for any taxes that are attributable

20 to the payments made with respect to the Purchased Royalty Interest and that the Seller becomes liable for (directly, or pursuant to the Transaction Documents, the Settlement Agreement or otherwise) in respect of any failure to deduct or withhold, together with any interest and penalties thereto, and the Purchaser shall promptly pay the Seller for such taxes (and any interest or penalties) upon the request of the Seller. Section 5.11 Change of Name, Jurisdiction, Etc. The Seller shall not, without prior written notice to the Purchaser, (a) change the Seller’s legal name or type of organization or (b) change the Seller’s jurisdiction of organization. At the request of the Purchaser, the Seller agrees to promptly provide the Purchaser with certified copies of its organizational documents reflecting any of the changes described in this Section 5.11. Section 5.12 GSK Directions. After the Closing, the Seller shall not, without the Purchaser’s prior written consent, deliver any directions to GSK regarding payment of the Purchased Royalty Interest or otherwise revoke, amend or modify the GSK Instruction. ARTICLE VI THE CLOSING Section 6.1 Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place on the date hereof (the “Closing Date”) via the remote exchange of documents and signatures, or at such other time and location as the parties hereto mutually agree. Section 6.2 Payment of Purchase Price. Subject to the last sentence of Section 2.2, at the Closing, the Purchaser shall deliver to the Seller payment of the Purchase Price by wire transfer of immediately available funds to the Seller Account, without any deduction for withholding or other taxes and without any other set off or deduction of any kind. Section 6.3 Closing Deliverables. (a) At the Closing, each of the Seller and the Purchaser shall deliver to the other party hereto a duly executed counterpart to the Bill of Sale, evidencing the sale and assignment to the Purchaser of the Purchased Royalty Interest. (b) At the Closing, the Seller shall deliver to the Purchaser a certificate of an executive officer of the Seller, dated as of the Closing Date, certifying as to the (i) accuracy and completeness of attached copies of the organizational documents of the Seller and resolutions of the governing body of the Seller authorizing and approving the execution, delivery and performance by the Seller of the Transaction Documents and the transactions contemplated thereby and (ii) the incumbency of the officer or officers of the Seller who have executed and delivered the Transaction Documents, including therein a signature specimen of each such officer or officers. (c) At the Closing, the Purchaser shall deliver to the Seller a certificate of an executive officer of the Purchaser, dated as of the Closing Date, certifying as to the (i) accuracy and completeness of attached copies of the organizational documents of the Purchaser and

21 resolutions of the governing body of the Purchaser authorizing and approving the execution, delivery and performance by the Purchaser of the Transaction Documents to which it is a party and the transactions contemplated thereby and (ii) the incumbency of the officer or officers of the Purchaser who have executed and delivered the Transaction Documents, including therein a signature specimen of each such officer or officers. (d) At the Closing, the Seller shall deliver to the Purchaser a duly completed and executed IRS Form W-9. (e) At the Closing, the Purchaser shall deliver to the Seller a duly completed and executed IRS Form W-8BEN-E pursuant to Section 5.10(b). (f) At the Closing, the Seller shall deliver to the Purchaser an opinion of Goodwin Procter LLP, counsel to the Seller, in a form previously agreed between the Seller and the Purchaser. (g) At the Closing, the Seller shall deliver to GSK a duly executed copy of the GSK Instruction and shall provide evidence to Purchaser of such delivery. (h) At the Closing, each of the Seller and the Purchaser shall deliver to the other party hereto a duly executed counterpart to the Funds Flow in the form attached hereto as Exhibit G. ARTICLE VII INDEMNIFICATION Section 7.1 Indemnification by the Seller. The Seller agrees to indemnify and hold harmless the Purchaser and its Affiliates and any or all of their respective partners, directors, officers, managers, employees, agents, successors and direct and indirect owners (each, a “Purchaser Indemnified Party”) from and against, and will pay to each Purchaser Indemnified Party the amount of, any and all Losses awarded against or incurred or suffered by such Purchaser Indemnified Party, whether or not involving a Third Party Claim, arising out of (a) any breach of any representation or warranty made by the Seller in any of the Transaction Documents, (b) any breach of or default under any covenant or agreement of the Seller in any of the Transaction Documents and (c) all liabilities and obligations of the Seller or any of its Affiliates that are retained by the Seller or any of its Affiliates as described in Section 2.3; provided, however, that the foregoing shall exclude any indemnification to any Purchaser Indemnified Party (i) that results from the bad faith, gross negligence or willful misconduct of any Purchaser Indemnified Party, (ii) that results from the failure of GSK to perform any of its obligations under the Settlement Agreement, unless resulting from the breach or default by the Seller of or under the Settlement Agreement and except to the extent the Seller fails to comply with Section 5.7(a) in enforcing such obligations of GSK, or (iii) to the extent resulting from acts or omissions of the Seller taken (or omitted to be taken) at the direction of any Purchaser Indemnified Party as set forth in any written instructions from any Purchaser Indemnified Party to the Seller. Any amounts due to any

22 Purchaser Indemnified Party hereunder shall be payable by the Seller to such Purchaser Indemnified Party upon demand. Section 7.2 Indemnification by the Purchaser. The Purchaser agrees to indemnify and hold each of the Seller and its Affiliates and any or all of their respective partners, directors, officers, managers, members, employees, agents, successors and direct and indirect owners (each, a “Seller Indemnified Party”) harmless from and against, and will pay to each Seller Indemnified Party the amount of, any and all Losses awarded against or incurred or suffered by such Seller Indemnified Party, whether or not involving a Third Party Claim, arising out of (a) any breach of any representation or warranty made by the Purchaser in any of the Transaction Documents and (b) any breach of or default under any covenant or agreement of the Purchaser in any Transaction Document to which the Purchaser is party or in the Existing Confidentiality Agreement; provided, however, that the foregoing shall exclude any indemnification to any Seller Indemnified Party (i) that results from the bad faith, gross negligence or willful misconduct of any Seller Indemnified Party, (ii) to the extent resulting from acts or omissions of the Seller that would entitle any Purchaser Indemnified Party to indemnification under Section 7.1 or (iii) to the extent resulting from acts or omissions of the Purchaser taken (or omitted to be taken) at the direction of any Seller Indemnified Party as set forth in any written instructions from any Seller Indemnified Party to the Purchaser. Any amounts due to any Seller Indemnified Party hereunder shall be payable by the Purchaser to such Seller Indemnified Party upon demand. Section 7.3 Procedures for Third Party Claims. (a) If any claim or demand made by any Person other than the Purchaser or the Seller or their respective Affiliates against a Purchaser Indemnified Party or a Seller Indemnified Party, as applicable (a “Third Party Claim”) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to Section 7.1 or Section 7.2, the indemnified party shall, promptly after receipt of notice of the commencement of such Third Party Claim, notify the indemnifying party in writing of the commencement thereof, enclosing a copy of all papers served, if any; provided, that the failure to so notify such indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under Section 7.1 or Section 7.2 unless, and only to the extent that, the indemnifying party is actually prejudiced by such failure. (b) In the event that any Third Party Claim is brought against an indemnified party and it notifies the indemnifying party of the commencement thereof in accordance with this Section 7.3, the indemnifying party will be entitled, at the indemnifying party’s sole cost and expense, to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Article VII for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

23 (c) In any such Third Party Claim, an indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the sole cost and expense of such indemnified party unless (a) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (b) the indemnifying party has assumed the defense of such proceeding and has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (c) the named parties to any such Third Party Claim (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them based on the advice of counsel to the indemnifying party. It is agreed that the indemnifying party shall not, in connection with any Third Party Claim or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties. (d) The indemnifying party shall not be liable for any settlement of any Third Party Claim effected without its written consent, but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any Loss by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or discharge of any pending or threatened Third Party Claim in respect of which any indemnified party is or could have been a party and indemnity could be sought hereunder by such indemnified party, unless such settlement, compromise or discharge, as the case may be, (i) includes an unconditional written release of such indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such claim or proceeding, (ii) does not include any statement as to an admission of fault, culpability or failure to act or violation of Law by or on behalf of any indemnified party, (iii) does not impose any continuing material obligation or restrictions on any indemnified party and provides that monetary damages are the sole relief for such Third Party Claim (iv) obligates the indemnifying party to pay the full amount of the money damages in connection with such Third Party Claim and (v) would not otherwise materially and adversely impact the indemnified party. Section 7.4 Other Claims. A claim by an indemnified party under this ARTICLE VII for any matter not involving a Third Party Claim and in respect of which such indemnified party would be entitled to indemnification hereunder may be made by delivering, in good faith, a written notice of demand to the indemnifying party, which notice shall be delivered pursuant to Section 10.2(b) in addition to any other method of delivery pursuant to Section 10.2, and shall contain (a) a description and the amount of any Losses incurred or suffered or reasonably expected to be incurred or suffered by the indemnified party, (b) a statement that the indemnified party is entitled to indemnification under this ARTICLE VII for such Losses and a reasonable explanation of the basis therefor, and (c) a demand for payment in the amount of such Losses; provided, that the failure to so notify such indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under Section 7.1 or Section 7.2 unless, and only to the extent that, the indemnifying party is actually prejudiced by such failure. If the indemnifying party does not notify the indemnified party within twenty (20) Business Days following its receipt of such notice that the indemnifying party disputes its liability to the

24 ***Certain Confidential Information Omitted indemnified party under Section 7.1 or Section 7.2, such claim specified by the indemnified party in such notice shall be conclusively deemed a liability of the indemnifying party under Section 7.1 or Section 7.2 and the indemnifying party shall pay the amount of such liability to the indemnified party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. For all purposes of this Section 7.4, the Seller shall be entitled to deliver such notice of demand to the Purchaser on behalf of the Seller Indemnified Parties, and the Purchaser shall be entitled to deliver such notice of demand to the Seller on behalf of the Purchaser Indemnified Parties. Section 7.5 Time Limitations. (a) The Seller shall have liability under Section 7.1 with respect to any breach of any representation or warranty made by the Seller in any of the Transaction Documents or certificates delivered by the Seller to the Purchaser in writing pursuant to this Agreement, only if, on or prior to the date that is [***], the Purchaser notifies the Seller of a claim in respect of such breach, specifying the factual basis of such claim in reasonable detail (other than Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 3.10(a), Section 3.10(b), Section 3.10(c), Section 3.10(f) and Section 3.10(i), as to which a claim may be made at any time until the date that is the later of (x) [***] and (y) [***]). (b) The Purchaser shall have liability under Section 7.2 with respect to any breach of any representation or warranty made by the Purchaser in any of the Transaction Documents or any certificate delivered by the Purchaser to the Seller in writing pursuant to this Agreement, only if, on or prior to the date that is [***], the Seller notifies the Purchaser of a claim in respect of such breach, specifying the factual basis of such claim in reasonable detail (other than Section 4.1, Section 4.2, Section 4.3, and Section 4.4 as to which a claim may be made at any time until the date that is the later of (x) [***] and (y) [***]). Section 7.6 Limitations on Liability. No party hereto shall be liable for any consequential (including lost profits), punitive, special, indirect or incidental damages under this ARTICLE VII (and no claim for indemnification hereunder shall be asserted) as a result of any breach or violation of any covenant or agreement of such party (including under this ARTICLE VII) in or pursuant to this Agreement; provided, however, that the Losses, if any, of the Purchaser Indemnified Parties will include Losses for any payments in respect that the Purchaser was entitled to receive but did not receive timely or at all due to such indemnifiable event and such missing or delayed payments shall not be deemed consequential, punitive, special, indirect or incidental damages. Other than with respect to any fraud, willful misconduct, or intentional misrepresentation, (a) in no event shall the Seller’s aggregate liability for Losses under Section 7.1(a) or the Purchaser’s aggregate liability for Losses under Section 7.2(a) exceed [***], and (b) the Seller shall not have any liability for Losses under Section 7.1(a) and the Purchaser shall not have any liability for Losses under Section 7.2(a) unless

25 ***Certain Confidential Information Omitted and until the aggregate amount of all Losses incurred by the indemnified party equals or exceeds [***], and then only to the extent of such excess. For the avoidance of doubt, the Seller shall have no liability to the Purchaser for any Permitted Reduction. Section 7.7 Exclusive Remedy. Except in the case of actual fraud and except as set forth in Section 10.1, the indemnification afforded by this Article VII shall be the sole and exclusive remedy for any and all Losses awarded against or incurred or suffered by a Party in connection with the transactions contemplated by the Transaction Documents, including with respect to any breach of any representation or warranty made by a Party in any of the Transaction Documents or any certificate delivered by a Party to the other Party in writing pursuant to this Agreement or any breach of or default under any covenant or agreement by a Party pursuant to any Transaction Document. ARTICLE VIII CONFIDENTIALITY Section 8.1 Confidentiality. Except as provided in this ARTICLE VIII or Section 5.1 or otherwise agreed in writing by the parties, during the term of this Agreement and until the fifth (5th) anniversary of the date of termination of this Agreement, each party (the “Receiving Party”) shall keep confidential, and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement (which includes the exercise of any rights or the performance of any obligations hereunder), any information (whether written or oral, or in electronic or other form) furnished to it by or on behalf of the other party (the “Disclosing Party”) pursuant to the Existing Confidentiality Agreement (as defined below) or this Agreement (such information, “Confidential Information” of the Seller), except for that portion of such information that: (a) was already in the Receiving Party’s possession on a non-confidential basis prior to its disclosure to it by the Disclosing Party, as evidenced by written records (provided, if such information was disclosed to the Receiving Party on a non-confidential basis by a party that is not the Disclosing Party, such party had the right to disclose such information to the Receiving Party without violating any legal, contractual or fiduciary obligation to the Disclosing Party with respect to such information); (b) is or becomes generally available to the public other than as a result of an act or omission by the Receiving Party or its Affiliates in breach of this Agreement; or (c) was independently developed by the Receiving Party, as evidenced by written records, without use of or reference to the Confidential Information or in violation of the terms of this Agreement. For the avoidance of doubt, but without limiting any disclosures permitted pursuant to Section 5.1 or Sections 8.1(a) through (e), the terms of this Agreement are the Confidential Information of the Seller.

26 Section 8.2 Termination of Confidentiality Agreement. Effective upon the date hereof, the Existing Confidentiality Agreement shall terminate and be of no further force or effect, and shall be superseded by the provisions of this Article VIII. Section 8.3 Required Disclosure. In the event that the Receiving Party or its Affiliates or any of its or its Affiliates’ employees, officers, directors, representatives or agents (collectively, “Representatives”) are requested by a governmental or regulatory authority or required by applicable Law, regulation or legal process (including the regulations of a stock exchange or governmental or regulatory authority or the order or ruling of a court, administrative agency or other government or regulatory body of competent jurisdiction) to disclose any Confidential Information, the Receiving Party shall promptly, to the extent practicable or permitted by Law, notify the Disclosing Party in writing of such request or requirement so that the Disclosing Party may seek (at the Disclosing Party’s sole expense) an appropriate protective order or other appropriate remedy (and if the Disclosing Party seeks such an order or other remedy, the Receiving Party will provide such cooperation, at the Disclosing Party’s sole expense, as the Disclosing Party shall reasonably request). If no such protective order or other remedy is sought or obtained and the Receiving Party or its Affiliates or its or its Affiliates’ Representatives are, in the view of their respective counsel (which may include their respective internal counsel), legally required to disclose Confidential Information, the Receiving Party or its Affiliates or its or its Affiliates’ Representatives, as the case may be, shall only disclose that portion of the Confidential Information that their respective counsel advises that the Receiving Party or its Affiliates or its or its Affiliates’ Representatives, as the case may be, are required to disclose and will exercise commercially reasonable efforts, at the Disclosing Party’s sole expense, to obtain reliable assurance that confidential treatment will be accorded to that portion of the Confidential Information that is being disclosed. In any event, the Receiving Party will not oppose action by the Disclosing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information. Notwithstanding the foregoing, notice to the Disclosing Party shall not be required where disclosure is made (i) in response to a request by a governmental or regulatory authority having competent jurisdiction over the Receiving Party, its Affiliates or its or its Affiliates’ Representatives, as the case may be, or (ii) in connection with a routine examination by a regulatory examiner, where in each case such request or examination does not expressly reference the Disclosing Party, its Affiliates, the Purchased Royalty Interest or this Agreement. Section 8.4 Permitted Disclosure. (a) Either Party may disclose Confidential Information to the extent such disclosure is reasonably necessary in the following situations: (i) prosecuting or defending litigation; (ii) for regulatory, tax or customs purposes; (iii) complying with applicable laws and regulations, including regulations promulgated by securities exchanges;

27 (iv) for audit purposes, provided that each recipient of Confidential Information must be bound by customary obligations of confidentiality and non-use prior to any such disclosure; (v) disclosure to its Affiliates and its and its Affiliates’ Representatives on a need-to-know basis, provided that each recipient of Confidential Information must be bound by customary contractual or professional obligations of confidentiality and non- use prior to any such disclosure; (vi) disclosure to its actual or potential investors and co-investors, and other sources of financing, including debt financing, and their respective accountants, financial advisors and other professional representatives, provided, that such disclosure shall be made only to the extent customarily required to consummate such investment or financing transaction and that each recipient of Confidential Information must be bound by customary obligations of confidentiality and non-use prior to any such disclosure; or (vii) as set forth in Section 5.1. (b) Notwithstanding the foregoing, in the event the Receiving Party is required to make a disclosure of the Seller’s Confidential Information pursuant to Section 8.4(a)(i), Section 8.4(a)(ii) or Section 8.4(a)(ii), it will comply with the obligations of Section 8.3. ARTICLE IX TERMINATION Section 9.1 Termination of Agreement. This Agreement shall continue in full force and effect until sixty (60) days after such time as GSK is no longer obligated to make payments of the Purchased Royalty Interest, at which time this Agreement shall automatically terminate. Section 9.2 Effect of Termination. Upon the termination of this Agreement pursuant to Section 9.1, this Agreement shall become void and of no further force and effect; provided, however, that (a) the provisions of Section 5.1, Section 5.4(a) (with respect to portions of the Purchased Royalty Interest payable to the Purchaser pursuant to clause (b) below), Section 5.4(b), Section 5.4(c) (solely with respect to Section 5.4(b), ARTICLE VII, ARTICLE VIII, this ARTICLE IX and ARTICLE X shall survive such termination and shall remain in full force and effect, (b) if, upon the termination of this Agreement, any payments of the Purchased Royalty Interest are payable to the Purchaser hereunder, this Agreement shall remain in full force and effect until any and all such payments have been made in full, and (except as provided in this Section 9.2) solely for that purpose, and (c) termination shall not relieve either Party of liability for any breach of this Agreement that occurs prior to termination. ARTICLE X MISCELLANEOUS Section 10.1 Specific Performance. Each of the parties hereto acknowledges that the other party hereto will have no adequate remedy at Law if any of its obligations are breached, or,

28 ***Certain Confidential Information Omitted in the case of Article VIII, are threatened to be breached. Accordingly, notwithstanding Article VII, each of the parties hereto agrees that, without posting bond or other undertaking, and without proof of actual damages, the other party hereto shall be entitled to a temporary or permanent injunctive relief to prevent breaches, or, in the case of Article VIII, threatened breaches, of this Agreement and to specific performance of this Agreement and the terms and provisions hereof in any action, suit or other proceeding instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter in addition to any other remedy to which it may be entitled, at Law or in equity. Each of the parties hereto further agrees that, in the event of any action for specific performance in respect of such breach or violation, it shall not assert the defense that a remedy at Law would be inadequate. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement but shall be in addition to all other rights and remedies available at Law or equity to the parties hereto. Section 10.2 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be effective (a) upon receipt when sent via certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) when sent via email, one (1) Business Day following the sending of such email, (c) upon receipt when sent by a national overnight courier, or (d) on the date personally delivered to an authorized officer of the party to which sent, in all cases of (a), (c) and (d), with a copy emailed to the recipient at the applicable address, addressed to the recipient as follows: if to the Seller, to: AnaptysBio, Inc. 10770 Wateridge Circle, Suite 210 San Diego, CA 92121 Attention: Chief Operating Officer and General Counsel Email: [***] with a copy, which shall not constitute notice, to: Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 Attention: Stuart M. Cable Email: [***] if to the Purchaser, to: DRI Healthcare Acquisitions LP c/o DRI Capital Inc. First Canadian Place 100 King St. West, Suite 7250 P.O. Box 62

29 ***Certain Confidential Information Omitted Toronto, ON M5x 1B1 Attention: Behzad Khosrowshahi Email: [***] with a copy, which shall not constitute notice, to: Greenberg Traurig LLP 401 East Las Olas Boulevard, Suite 2000 Fort Lauderdale, FL 33301 Attention: Stanley Jacobs, Jr. Email: [***] Each party hereto may, by notice given in accordance herewith to the other party hereto, designate any further or different address to which subsequent notices, consents, waivers and other communications shall be sent. Section 10.3 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. (b) This Agreement, or any rights or obligations hereunder, may not be assigned by the Seller without the prior written consent of the Purchaser; provided that the Seller may assign this Agreement in its entirety to any third party that acquires all or substantially all of the Seller’s business, whether by merger, sale of assets or otherwise so long as (i) the Seller promptly notifies the Purchaser of such assignment, (ii) such assignee expressly assumes all obligations of the Seller under the Transaction Documents and (iii) if such assignee is GSK, then GSK expressly agrees to continue performing its obligations set forth in the Settlement Agreement in respect of and relating to the Purchased Royalty Interest as if such assignment had not occurred. (c) This Agreement as a whole may not be assigned by the Purchaser without the prior written consent of the Seller; provided that the Purchaser may assign its rights and obligations under this Agreement in its entirety to an Affiliate of the Purchaser or to any third party that acquires all or substantially all the Purchaser’s assets, whether by merger, sale of assets or otherwise, provided that (a) the Purchaser promptly notifies the Seller of such assignment and (b) such assignee complies with Section 5.10(b) (replacing “Purchaser” wherever it appears with such assignee and replacing “Closing Date” with the date of such assignment). (d) Notwithstanding the foregoing, the Purchaser may assign its rights but not its obligations under this Agreement without the prior written consent of the Seller; provided that (a) the Purchaser promptly notifies the Seller of such assignment, (b) each such assignee complies with Section 5.10(b) (replacing “Purchaser” wherever it appears with such assignee and replacing “Closing Date” with the date that such assignee acquires an interest in the Purchaser’s rights hereunder), and (c) if the Purchaser assigns its right under this Agreement to more than one party, GSK shall not be requested or instructed to pay the Purchased Royalty Interest to more than one bank account.

30 (e) Any purported assignment in violation of this Section 10.3 shall be null and void. Section 10.4 Independent Nature of Relationship. The relationship between the Seller and the Purchaser is solely that of seller and purchaser, and neither the Seller nor the Purchaser has any fiduciary or other special relationship with the other party hereto or any of its Affiliates. Nothing contained herein or in any other Transaction Document shall be deemed to constitute the Seller and the Purchaser as a partnership, agency, an association, a joint venture or any other kind of entity or legal form. The parties hereto agree not to take any position that is inconsistent with the provisions of this Section 10.4 on any tax return or in any audit or other tax-related administrative or judicial proceeding unless the other party hereto has consented in writing (such consent not to be unreasonably withheld, conditioned or delayed) to such actions. If there is an inquiry by any Governmental Authority of the Purchaser or the Seller related to the treatment described in this Section 10.4, the parties hereto shall cooperate with each other in responding to such inquiry in a reasonable manner which is consistent with this Section 10.4. Section 10.5 Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto and the other Transaction Documents constitute a complete and exclusive statement of the terms of agreement between the Parties, and supersede all prior agreements, understandings and negotiations, both written and oral, between the Parties (and, for this purpose, DRI Capital Inc.), with respect to the subject matter of this Agreement, including (a) that certain exclusivity letter dated as of August 12, 2022, between the Seller and DRI Capital Inc. and (b) that certain nondisclosure agreement, dated as of July 8, 2022, between the Seller and DRI Capital Inc. (the “Existing Confidentiality Agreement”). No representation, inducement, promise, understanding, condition or warranty not set forth herein (or in the Exhibits or Schedules hereto or the other Transaction Documents) has been made or relied upon by either Party. Section 10.6 Governing Law. (a) THIS PURCHASE AND SALE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. (b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any Judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable Law, in such federal court. Each of the parties hereto agrees that a final

31 Judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the Judgment or in any other manner provided by applicable Law. (c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 10.6(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (d) Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Section 10.2. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law. Each of the parties hereto waives personal service of any summons, complaint or other process, which may be made by any other means permitted by New York law. Section 10.7 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS PURCHASE AND SALE AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS PURCHASE AND SALE AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.7. Section 10.8 Severability. If one or more provisions of this Agreement are held to be invalid, illegal or unenforceable by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, which shall remain in full force and effect, and the parties hereto shall replace such invalid, illegal or unenforceable provision with a new provision permitted by applicable Law and having an economic effect as close as possible to the invalid, illegal or unenforceable provision. Any provision of this Agreement held invalid, illegal or unenforceable only in part or degree by a court of competent jurisdiction shall remain in full force and effect to the extent not held invalid, illegal or unenforceable. Section 10.9 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Any counterpart may be executed by facsimile or Adobe™ Portable Document Format (PDF) sent by electronic mail or any electronic signature complying with the U.S. Federal ESIGN Act of 2000

32 will be deemed to be original signatures, will be valid and binding upon the parties, and, upon delivery, will constitute due execution of this Agreement. Section 10.10 Amendments; No Waivers. Neither this Agreement nor any term or provision hereof may be amended, supplemented, restated, waived, changed or modified except with the written consent of the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No notice to or demand on either party hereto in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval hereunder shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law. Section 10.11 Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by applicable Law. Without limiting the foregoing, the Seller hereby authorizes the Purchaser, at any time and from time to time, to the fullest extent permitted by applicable Law, to offset any amounts payable by the Purchaser to, or for the account of, the Seller against any obligations of the Seller to the Purchaser arising in connection with the Transaction Documents (including amounts payable pursuant to Article VII) that are then due and payable. Section 10.12 Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof. {SIGNATURE PAGE FOLLOWS}

IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed by its authorized representative as of the day and year first written above. ANAPTYSBIO, INC. By: /s/ Eric Loumeau Name: Eric Loumeau Title: Chief Operating Officer and General Counsel DRI HEALTHCARE ACQUISITIONS LP By: /s/ Grant Cellier Name: Grant Cellier Title: Manager